Exhibit 4.2

Execution Version

AFLAC INCORPORATED, AS ISSUER

AND

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A., AS TRUSTEE

FORTY-SECOND SUPPLEMENTAL INDENTURE

Dated as of June 5, 2025

¥23,400,000,000

2.003% Senior Notes due 2032

TABLE OF CONTENTS

2.003% SENIOR NOTES DUE 2032

THIS FORTY-SECOND SUPPLEMENTAL INDENTURE (this “Forty-Second Supplemental Indenture”) is made as of the 5th day of June, 2025, by and between AFLAC INCORPORATED, a Georgia corporation, as issuer (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”):

WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of May 21, 2009 (the “Original Indenture”), with the Trustee;

WHEREAS, the Original Indenture is incorporated herein by reference, and the Original Indenture, as supplemented and amended by this Forty-Second Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture, a new series of senior notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of senior notes;

WHEREAS, additional senior notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and amended, may be issued from time to time pursuant to the Indenture as at the time supplemented and amended, and all senior notes issued by the Company of any one series need not be issued at the same time and, unless otherwise so provided, may be reopened for issuances of additional senior notes of such series; and

WHEREAS, all things necessary to authorize the execution and delivery of this Forty-Second Supplemental Indenture and make it a valid and binding agreement of the Company, in accordance with its terms, have been done.

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

2.003% SENIOR NOTES DUE 2032

Section 1.01 Establishment. There is hereby established a new series of senior notes to be issued under the Indenture, to be designated as the Company’s 2.003% Senior Notes due 2032 (the “Senior Notes”).

There are to be authenticated and delivered Senior Notes, initially limited in aggregate principal amount to ¥23,400,000,000, and no further Senior Notes shall be authenticated and delivered except as provided by Sections 2.8, 2.9, 2.11, 8.5 or 12.3 of the Original Indenture and the terms of this Forty-Second Supplemental Indenture; provided, however, that the Company may re-open this series of Senior Notes and the aggregate principal amount of the Senior Notes may be increased in the future, without the consent of the holders of the Senior Notes, with the same ranking, interest rate, maturity date and other terms and with the same CUSIP and ISIN numbers as the Senior Notes other than with respect to: (i) the date of issuance, (ii) the issue price and (iii) the date from which interest shall accrue and the amount of interest payable on the first Interest Payment Date (as defined below) following the issuance of any such additional Senior Notes (which terms shall be set forth in a Board Resolution accompanying the Order pursuant to which any such additional Senior Notes are authenticated). Any such additional Senior Notes and the Senior Notes established pursuant hereto shall be considered collectively as a single class for all purposes of the Indenture; provided that such additional Senior Notes are fungible for United States federal income tax purposes with any then-existing Senior Notes. The Senior Notes shall be issued in fully registered form.

The Senior Notes shall be issued in the form of one or more Global Securities (as defined below) in substantially the form set out in Exhibit A hereto.

The form of the Trustee’s Certificate of Authentication for the Senior Notes shall be substantially in the form set forth in Exhibit B hereto.

Each Senior Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 1.02 Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day in which banking institutions or trust companies in the City of New York, Tokyo, or London, or the relevant place of payment, are authorized or required by law, regulation or executive order to close.

“Global Security” means, with respect to any series of securities, a security authenticated and delivered under the Original Indenture executed by the Company and held by the Trustee as custodian for the Depositary, all in accordance with the Original Indenture, which shall be registered in the name of the Depositary or its nominee.

“Interest Payment Date” means June 5 and December 5 of each year, commencing on December 5, 2025, except that the final Interest Payment Date in 2032 shall be the Stated Maturity (long last coupon).

“Non-U.S. Holder” means a beneficial owner of a Senior Note (other than a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes) that is not a U.S. holder.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on May 15 or November 15 immediately preceding such Interest Payment Date.

“Stated Maturity” means December 14, 2032.

Section 1.03 Payment of Principal and Interest. If not previously redeemed, the principal of the Senior Notes shall be due at the Stated Maturity. The unpaid and outstanding principal amount of the Senior Notes, and any overdue installment of interest thereon to the extent permitted by law, shall bear interest at the rate of 2.003% per year until paid or made available for payment, such interest to accrue from the most recent Interest Payment Date on which interest has been paid or duly provided for or, if no interest has been paid, from June 5, 2025. Interest shall be paid semi-annually in arrears on each Interest Payment Date, commencing on December 5, 2025, to the Person in whose name the Senior Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity or on a redemption date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.7 of the Original Indenture.

Payments of interest on the Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Senior Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on the Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal, premium, if any, and interest due at the Stated Maturity of, or on a redemption date for, the Senior Notes shall be made upon surrender of the Senior Notes at the Corporate Trust Office of the Trustee. Except as described in Section 1.12 below, the principal of and interest on the Senior Notes shall be paid in Japanese yen. Payments of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

Section 1.04 Denominations. The Senior Notes will be issued only in denominations of ¥100,000,000 and integral multiples of ¥10,000,000 in excess thereof.

Section 1.05 Global Securities. The Senior Notes will initially be represented by one or more fully registered global notes. Each such Senior Note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”). The Senior Notes may be held through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests in the Senior Notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the Senior Notes and all transfers relating to the Senior Notes will be reflected in the book-entry records of Clearstream and Euroclear.

Owners of beneficial interests in such Global Securities will not be entitled to have the Senior Notes registered in their names, will not receive or be entitled to receive physical delivery of the Senior Notes in definitive form and will not be considered the owners or holders of the notes under the Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Indenture. Accordingly, each person owning a beneficial interest in a Senior Note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of the Senior Notes.

Section 1.06 Transfer. No service charge will be made for any registration of transfer or exchange of Senior Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Section 1.07 Defeasance. The provisions of Sections 10.4 and 10.5 of the Original Indenture will apply to the Senior Notes.

Section 1.08 Redemption at the Option of the Company. The Senior Notes will be redeemable, at the sole option of the Company, in whole or in part from time to time, on and after September 14, 2032 (three months prior to maturity), at a redemption price equal to 100% of the aggregate principal amount of the Senior Notes to be redeemed plus accrued and unpaid interest on the principal amount of the Senior Notes to be redeemed, if any, to, but excluding, the redemption date.

Notwithstanding Section 12.2 of the Original Indenture, notice of any redemption pursuant to this Section 1.08 of the Supplemental Indenture will be mailed at least 15 days but no more than 60 days before the redemption date to each holder of the Senior Notes to be redeemed at its registered address.

Section 1.09 Selection of Senior Notes to be Redeemed. If less than all of the Senior Notes are to be redeemed, the principal amount of such Senior Notes held by each beneficial owner of such Senior Notes to be redeemed shall be selected by the Trustee in accordance with the applicable procedures of Clearstream and Euroclear. Senior Notes, and portions of Senior Notes, may be selected in amounts of ¥100,000,000 and integral multiples of ¥10,000,000 in excess thereof.

Section 1.10 Additional Amounts. All payments of principal and interest in respect of the Senior Notes will be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such withholding or deduction is required by law.

In the event such withholding or deduction of Taxes is required by law, subject to the limitations described below, the Company will pay to any Non-U.S. Holder such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment of principal of or interest on the Senior Notes (including upon redemption), after deduction or withholding for or on account of such Taxes, will not be less than the amount provided for in such Senior Notes to be then due and payable before deduction or withholding for or on account of such Taxes.

However, the Company’s obligation to pay Additional Amounts shall not apply to:

(a)           any Taxes which would not have been so imposed, withheld or deducted but for:

(1)           the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in a trade or business in the United States or being or having been present in the United States or having or having had a permanent establishment in the United States;

(2)           the failure of such holder or beneficial owner to comply with any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the United States of such holder or beneficial owner or otherwise to establish entitlement to a partial or complete exemption from such Taxes (including, but not limited to, the requirement to provide Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty); or

(3)           such holder’s or beneficial owner’s present or former status as a personal holding company, foreign personal holding company, controlled foreign corporation, passive foreign investment company or foreign tax exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

(b)           any Taxes imposed, required, withheld or deducted by reason of the holder or beneficial owner:

(1)           owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s stock,

(2)           being a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code, or

(3)           being a controlled foreign corporation with respect to the United States that is related to the Company by stock ownership;

(c)           any Taxes which would not have been so imposed, withheld or deducted but for the presentation by the holder or beneficial owner of Senior Note for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment of the Senior Note is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such additional amounts on presenting such Senior Note on any date during such 10-day period;

(d)          any estate, inheritance, gift, sales, transfer, capital gains, personal property, excise, wealth, interest equalization or similar Taxes;

(e)           any Taxes which are payable otherwise than by withholding from any payment of principal of or interest on such Senior Note;

(f)           any Taxes which are payable by a holder that is not the beneficial owner of the Senior Note, or a portion of the Senior Note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an additional amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(g)           any Taxes required to be withheld by any paying agent from any payment of principal of or interest on any Senior Note, if such payment can be made without such withholding by any other paying agent;

(h)           any Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later, to the extent such change in law, treaty, regulation or administrative interpretation would apply retroactively to such payment;

(i)            any Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor provisions that are substantively comparable) and any current or future regulations or official interpretations thereof (“FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(j)            any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i).

For purposes of this section, the acquisition, ownership, enforcement or holding of or the receipt of any payment with respect to a Senior Note will not constitute a connection (1) between the holder or beneficial owner and the United States or (2) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the United States.

Any reference in the Indenture or in the Senior Notes to principal or interest shall be deemed to refer also to Additional Amounts which may be payable under the provisions of this section.

Except as specifically provided in the Senior Notes, the Company will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in any government or political subdivision.

Section 1.11 Tax Redemption. Unless previously redeemed or repurchased and canceled, the Senior Notes will be repayable at par, including Additional Amounts, if any, on December 14, 2032, or such earlier date on which the same shall be due and payable in accordance with the terms and conditions of the notes. However, if the Stated Maturity or earlier date of redemption is not a Business Day, the Senior Notes will be payable on the next succeeding Business Day and no interest shall accrue for the period from the Stated Maturity or relevant redemption date to such payment date.

The Senior Notes may be redeemed at the option of the Company, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed, together with interest accrued and unpaid on the Senior Notes to be redeemed to, but excluding, the date fixed for redemption, at any time, on giving not less than 30 nor more than 60 days’ notice if:

(a)           the Company has or will become obligated to pay Additional Amounts as a result of any change in or amendment to the laws, regulations or rulings of the United States or any political subdivision or any taxing authority of or in the United States affecting taxation, or any change in or amendment to an official application, interpretation, administration or enforcement of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after May 30, 2025, or

(b)          any action shall have been taken by a taxing authority, or any action has been brought in a court of competent jurisdiction, in the United States or any political subdivision or taxing authority of or in the United States, including any of those actions specified in (a) above, whether or not such action was taken or brought with respect to the Company, or any change, clarification, amendment, application or interpretation of such laws, regulations or rulings shall be officially proposed, in any such case on or after May 30, 2025, which results in a substantial likelihood that the Company will be required to pay Additional Amounts on the next Interest Payment Date.

However, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be, in the case of a redemption for the reasons specified in (a) above, or there would be a substantial likelihood that the Company would be, in the case of a redemption for the reasons specified in (b) above, obligated to pay such Additional Amounts if a payment in respect of the notes were then due and at the time such notification of redemption is given such circumstance remains in effect.

Prior to the mailing of any notice of redemption pursuant to this section, the Company will deliver to the Trustee:

(1)           a certificate signed by one of its duly authorized officers stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the Company’s right so to redeem have occurred, and

(2)           a written opinion of independent legal counsel of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment or that there is a substantial likelihood that the Company will be required to pay such Additional Amounts as a result of such action or proposed change, clarification, amendment, application or interpretation, as the case may be.

Such notice, once delivered by the Company to the Trustee, will be irrevocable.

Section 1.12 Issuance in Yen. If the yen is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond its control, then all payments in respect of the Senior Notes will be made in U.S. dollars until the yen is again available to the Company. In such circumstances, the amount payable on any date in yen will be converted by the Company into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/yen exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in the Company’s sole discretion on the basis of the most recently available market exchange rate for yen. Any payment in respect of the Senior Notes so made in U.S. dollars will not constitute an Event of Default under the Senior Notes or the Indenture.

Section 1.13 Further Issues. The Company may from time to time, without notice to or the consent of the registered holders of Senior Notes, create and issue further notes ranking equally with the Senior Notes in all respects. Such further notes may be consolidated and form a single series with the Senior Notes and have the same terms as to status, redemption or otherwise as the notes (other than the issue date of such further notes and first payment of interest following the issue date of such further Senior Notes); provided that such additional Senior Notes are fungible for United States Federal income tax purposes with any then-existing Senior Notes.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.01 Recitals by the Company. The recitals in this Forty-Second Supplemental Indenture are made by the Company only and not by the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Forty-Second Supplemental Indenture or of the Senior Notes. The Trustee shall not be accountable for the use or application by the Company of the Senior Notes or the proceeds thereof. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Senior Notes and of this Forty-Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 2.02 Amendment to Sections 2.05 and 2.06 of the Original Indenture Relating to the Execution of Securities and the Certificate of Authentication. Sections 2.05 and 2.06 of the Original Indenture are amended and restated, with respect to the Senior Notes issued on the date hereof, to read as follows:

Section 2.5 Execution of Securities. The Securities and, if applicable, each Coupon appertaining thereto shall be signed on behalf of the Issuer by the chairman or vice chairman of its Board of Directors or its president or any executive, senior or other vice president or its treasurer, but need not, be attested. Such signatures may be the manual, facsimile or electronic signatures of the present or any future such officers. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any officer of the Issuer who shall have signed any of the Securities or Coupons, if any, shall cease to be such officer before the Security or Coupon so signed (or the Security to which the Coupon so signed appertains) shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security or Coupon nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security or Coupon had not ceased to be such officer of the Issuer; and any Security or Coupon may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security or Coupon, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

Section 2.6 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form herein before recited, executed by the Trustee by the manual, facsimile or electronic signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. No Coupon shall be entitled to the benefits of this Indenture or shall be valid and obligatory for any purpose until the certificate of authentication on the Security to which such Coupon appertains shall have been duly executed by the Trustee. The execution of such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 2.03 Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Forty-Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 2.04 Executed in Counterparts. This Forty-Second Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Forty-Second Supplemental Indenture and of manual, facsimile or electronic signature pages shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto.

Section 2.05 New York Law to Govern. This Forty-Second Supplemental Indenture and each Senior Note shall be deemed to be a contract under the laws of the state of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may be required by mandatory provisions of law.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

AFLAC INCORPORATED,
as Issuer

By:	/s/ Sebastian Cahill
Name: Sebastian Cahill
Title: Vice President and Treasurer

[Signature Page to Forty-Second Supplemental Indenture]

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Ann M. Dolezal
Name: Ann M. Dolezal
Title: Vice President

[Signature Page to Forty-Second Supplemental Indenture]

Exhibit A

2.003% Senior Note due 2032

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE FORTY-SECOND SUPPLEMENTAL INDENTURE TO THE ORIGINAL INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, SA/NV, AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING, S.A. (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO AFLAC INCORPORATED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No.  1

CUSIP No. 001055 CC4

ISIN No. XS3084329807

AFLAC INCORPORATED

2.003% Senior Notes due 2032

Principal Amount:	¥23,400,000,000
Regular Record Date:	with respect to each Interest Payment Date, the close of business on May 15 or November 15 immediately preceding such Interest Payment Date
Original Issue Date:	June 5, 2025
Stated Maturity:	December 14, 2032
Interest Payment Dates:	June 5 and December 5, commencing on December 5, 2025, except that the final Interest Payment Date in 2032 shall be the Stated Maturity (long last coupon)
Interest Rate:	2.003% per year
Authorized Denomination:	¥100,000,000 and integral multiples of ¥10,000,000 in excess thereof

Aflac Incorporated, a Georgia corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, the registered holder hereof, as nominee of The Bank of New York Mellon, London Branch, as common depositary for Euroclear/Clearstream, or registered assigns, the principal sum of TWENTY-THREE BILLION FOUR HUNDRED MILLION JAPANESE YEN (¥23,400,000,000) on the Stated Maturity shown above, and to pay interest thereon, and on any overdue installment of interest thereon to the extent permitted by law, from the most recent Interest Payment Date on which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date shown above, semi-annually in arrears on each Interest Payment Date as specified above, commencing on December 5, 2025, and on the Stated Maturity at the rate per year shown above until the principal hereof or such overdue installment is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on an Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity) will, as provided in the Indenture, be paid to the Person in whose name this Note (as defined on the reverse hereof) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity or on a redemption date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.7 of the Original Indenture.

Payments of interest on this Note (as defined on the reverse hereof) will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. For the purposes of this Note, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day in which banking institutions or trust companies in the City of New York, Tokyo, or London, or the relevant place of payment, are authorized or required by law, regulation or executive order to close.

Payment of the principal, premium, if any, and interest due at the Stated Maturity of, or on a redemption date for, this Note shall be made upon surrender of this Note at the Corporate Trust Office of the Trustee. Except as described on the reverse hereof, the principal of and interest on this Note shall be paid in Japanese yen. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register or (ii) by wire transfer at such place and to such account at a banking institution as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

The Senior Notes (as defined on the reverse hereof) will be unsecured obligations of the Company and will rank equally in right of payment with all the other unsecured, unsubordinated indebtedness of the Company from time to time outstanding. The Senior Notes will rank senior to any subordinated indebtedness of the Company.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual, facsimile or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

AFLAC INCORPORATED,
as Issuer

By:
Name:
Title:

Attest:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 2.003% Senior Notes due 2032 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

Dated:	By:
Authorized Signatory

(Reverse Side of Note)

This note (the “Note”) represents one of a duly authorized issue of senior notes of the Company issued and issuable in one or more series under a Senior Indenture dated as of May 21, 2009 (the “Original Indenture”), as supplemented and amended by the Forty-Second Supplemental Indenture dated as of June 5, 2025 (the “Forty-Second Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Senior Notes (as defined below) issued thereunder and of the terms upon which said Senior Notes are, and are to be, authenticated and delivered. The Securities represented by this Note are one of the series designated on the face hereof as 2.003% Senior Notes due 2032 (the “Senior Notes”), initially limited in aggregate principal amount to ¥23,400,000,000; provided, however, that the aggregate principal amount of the Senior Notes may be increased in the future, without the consent of the holders of the Senior Notes, as provided in the Forty-Second Supplemental Indenture. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

This Note is exchangeable in whole or from time to time in part for Senior Notes of this series in definitive registered form only as provided in the Indenture.

If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Senior Notes under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Senior Notes at the time Outstanding, on behalf of the holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of the Company pursuant to this Note and (ii) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

The Senior Notes will be redeemable, at the sole option of the Company, in whole or in part from time to time, on and after September 14, 2032 (three months prior to maturity), at a redemption price equal to 100% of the aggregate principal amount of the Senior Notes to be redeemed plus accrued and unpaid interest on the principal amount of the Senior Notes to be redeemed, if any, to, but excluding, the redemption date.

Notice of any redemption at the option of the Company will be mailed at least 15 days but no more than 60 days before the redemption date to each holder of the Senior Notes to be redeemed at its registered address.

All payments of principal and interest in respect of the Senior Notes will be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such withholding or deduction is required by law.

In the event such withholding or deduction of Taxes is required by law, subject to the limitations described below, the Company will pay to any Non-U.S. Holder such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment of principal of or interest on the Senior Notes (including upon redemption), after deduction or withholding for or on account of such Taxes, will not be less than the amount provided for in such Senior Notes to be then due and payable before deduction or withholding for or on account of such Taxes.

However, the Company’s obligation to pay Additional Amounts shall not apply to:

(a)           any Taxes which would not have been so imposed, withheld or deducted but for:

(1)           the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in a trade or business in the United States or being or having been present in the United States or having or having had a permanent establishment in the United States;

(2)           the failure of such holder or beneficial owner to comply with any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the United States of such holder or beneficial owner or otherwise to establish entitlement to a partial or complete exemption from such Taxes (including, but not limited to, the requirement to provide Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty); or

(3)           such holder’s or beneficial owner’s present or former status as a personal holding company, foreign personal holding company, controlled foreign corporation, passive foreign investment company or foreign tax exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

(b)           any Taxes imposed, required, withheld or deducted by reason of the holder or beneficial owner:

(1)           owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s stock,

(2)           being a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code, or

(3)           being a controlled foreign corporation with respect to the United States that is related to the Company by stock ownership;

(c)           any Taxes which would not have been so imposed, withheld or deducted but for the presentation by the holder or beneficial owner of Senior Note for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment of the Senior Note is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such additional amounts on presenting such Senior Note on any date during such 10-day period;

(d)           any estate, inheritance, gift, sales, transfer, capital gains, personal property, excise, wealth, interest equalization or similar Taxes;

(e)           any Taxes which are payable otherwise than by withholding from any payment of principal of or interest on such Senior Note;

(f)           any Taxes which are payable by a holder that is not the beneficial owner of the Senior Note, or a portion of the Senior Note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an additional amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(g)           any Taxes required to be withheld by any paying agent from any payment of principal of or interest on any Senior Note, if such payment can be made without such withholding by any other paying agent;

(h)           any Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later, to the extent such change in law, treaty, regulation or administrative interpretation would apply retroactively to such payment;

(i)            any Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor provisions that are substantively comparable) and any current or future regulations or official interpretations thereof (“FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(j)            any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i).

For purposes of this section, the acquisition, ownership, enforcement or holding of or the receipt of any payment with respect to a Senior Note will not constitute a connection (1) between the holder or beneficial owner and the United States or (2) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the United States.

Any reference in the Indenture or in the Senior Notes to principal or interest shall be deemed to refer also to Additional Amounts which may be payable under the provisions of this section.

Except as specifically provided in the Senior Notes, the Company will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in any government or political subdivision.

Unless previously redeemed or repurchased and canceled, the Senior Notes will be repayable at par, including Additional Amounts, if any, on December 14, 2032, or such earlier date on which the same shall be due and payable in accordance with the terms and conditions of the notes. However, if the Stated Maturity or earlier date of redemption is not a Business Day, the Senior Notes will be payable on the next succeeding Business Day and no interest shall accrue for the period from the Stated Maturity or relevant redemption date to such payment date.

The Senior Notes may be redeemed at the option of the Company, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed, together with interest accrued and unpaid on the Senior Notes to be redeemed to, but excluding, the date fixed for redemption, at any time, on giving not less than 30 nor more than 60 days’ notice if:

(a)           the Company has or will become obligated to pay Additional Amounts as a result of any change in or amendment to the laws, regulations or rulings of the United States or any political subdivision or any taxing authority of or in the United States affecting taxation, or any change in or amendment to an official application, interpretation, administration or enforcement of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after May 30, 2025 or

(b)           any action shall have been taken by a taxing authority, or any action has been brought in a court of competent jurisdiction, in the United States or any political subdivision or taxing authority of or in the United States, including any of those actions specified in (a) above, whether or not such action was taken or brought with respect to the Company, or any change, clarification, amendment, application or interpretation of such laws, regulations or rulings shall be officially proposed, in any such case on or after May 30, 2025, which results in a substantial likelihood that the Company will be required to pay Additional Amounts on the next Interest Payment Date. However, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be, in the case of a redemption for the reasons specified in (a) above, or there would be a substantial likelihood that the Company would be, in the case of a redemption for the reasons specified in (b) above, obligated to pay such Additional Amounts if a payment in respect of the notes were then due and at the time such notification of redemption is given such circumstance remains in effect.

Prior to the mailing of any notice of redemption pursuant to this section, the Company will deliver to the Trustee:

(1)           a certificate signed by one of its duly authorized officers stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the Company’s right so to redeem have occurred, and

(2)           a written opinion of independent legal counsel of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment or that there is a substantial likelihood that the Company will be required to pay such Additional Amounts as a result of such action or proposed change, clarification, amendment, application or interpretation, as the case may be.

Such notice, once delivered by the Company to the Trustee, will be irrevocable.

If the yen is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond its control, then all payments in respect of the Senior Notes will be made in U.S. dollars until the yen is again available to the Company. In such circumstances, the amount payable on any date in yen will be converted by the Company into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/yen exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in the Company’s sole discretion on the basis of the most recently available market exchange rate for yen.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Security registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, any Person authorized by the Company to pay the principal of or any premium or interest on any Senior Note on behalf of the Company (a “Paying Agent”) and the Security registrar may deem and treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security registrar, and neither the Company nor the Trustee nor any Paying Agent nor the Security registrar shall be affected by notice to the contrary.

The Senior Notes are issuable only in registered form without coupons in denominations of ¥100,000,000 and integral multiples of ¥10,000,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the Senior Note or Senior Notes to be exchanged at the office or agency of the Company.

No recourse shall be had for payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, as such or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule, law statute or constitutional provision, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released, by the acceptance hereof and as part of the consideration for the issuance hereof.

Unless the certificate of authentication hereon has been executed by the Trustee by manual, facsimile or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note shall be governed by, and construed in accordance with, the internal laws of the state of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT – Custodian under Uniform Gift to Minors Act
TEN ENT – as tenants by the entireties	(State)
JT TEN – as joint tenants with rights of survivorship and not as tenants in common	CUST – Custodian

Additional abbreviations may also be used

though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

(please insert Social Security or other identifying number of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

Exhibit B

CERTIFICATE OF AUTHENTICATION

This is one of the 2.003% Senior Notes due 2032 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

Dated:	By:
Authorized Signatory

B-1